Exhibit 32.1

SECTION 906 CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of EuroBancshares, Inc. (the “Company”) for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rafael Arrillaga Torréns, Jr., Chief Executive Officer of the Company, do hereby certify, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

EUROBANCSHARES, INC.

Date: November 15, 2004	By:	/s/ Rafael Arrillaga Torréns, Jr.

Rafael Arrillaga Torréns, Jr. Chief Executive Officer